Exhibit 1.01

CONFLICT MINERALS REPORT OF CONTROL4 CORPORATION

FOR THE REPORTING PERIOD FROM JANUARY 1, 2017 TO DECEMBER 31, 2017

Background

This Conflict Minerals Report of Control4 Corporation (“Control4”) has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (17 CFR 240.13p-1) (the “Rule”) promulgated by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to how companies source certain minerals as directed by the Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. These specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, namely tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and adjoining countries, namely the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

If Conflict Minerals are necessary to the functionality or production of products manufactured or contracted to be manufactured by a company, the company is required to conduct a good faith reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary Conflict Minerals in those products originated in the Covered Countries and whether any of the necessary Conflict Minerals may be from recycled or scrap sources. If, as a result of the RCOI, a company knows or has reason to believe that any of the necessary Conflict Minerals in its supply chain may have originated in the Covered Countries, and may not be from recycled or scrap sources, then the company must perform due diligence on the Conflict Minerals’ source and chain of custody.

Company Overview

Control4 is a leading provider of smart home and business solutions that are designed to personalize and enhance how consumers engage with an ever-changing connected world. Our entertainment, smart lighting, comfort and convenience, safety and security, and networking solutions unlock the potential of connected devices, and are designed to make entertainment systems easier to use and more accessible, homes and businesses more comfortable and energy efficient, and individuals more connected and secure. Our premium smart home and small business solutions provide consumers with the ability to integrate audio, video, lighting, temperature, security, communications, network management and other functionalities into a unified automation solution, customized to match their lifestyles and business needs. Our advanced software, delivered through our controller and user-interface products together with various cloud services, power this customized experience, enabling cohesive interoperability with thousands of connected Control4 and third-party devices.

Description of the Products Covered by this Report

This Report relates to Control4’s products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were contracted to be manufactured by Control4; and (iii) for which the manufacture was completed during calendar year 2017. These products, which are referred to in this Report collectively as the “Covered Products,” include the following:

•                  Controllers: These devices contain Control4’s proprietary software that serves as a central hub to connect and control connected Control4 and third-party devices throughout the home. Our controllers use a ZigBee transceiver and a WiFi transceiver to interface to the home network.

•                  Interfaces:  Interface products include remote controls, touch screens and door station units.

•                  Audio/Visual Products: Audio/Visual products are designed to deliver audio and video to multiple rooms within a home automation system, and include amplifiers, audio matrix switches, and speakers.

•                  Lighting:  Lighting products include dimmers, relays, switches and configurable keypads and allow lighting control and automation throughout the home. Our keypad and controls switches may also be used for other functions such as garage doors, etc.

•                  Climate Control: Climate control products include thermostats, automatic blinds and fireplace switches and integrate existing heating and cooling systems with the home automation system.

•                  Networking:  Networking products include wireless routers, switches and access points.

Supply Chain Overview

Control4 does not directly manufacture any of its Covered Products, but instead relies on contract manufacturers to fabricate its products and their components.  Thus, Control4 is completely removed from the sourcing and mining of Conflict Minerals.  We do not purchase the Conflict Minerals directly from mines, smelters, or refiners. Control4’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of the Conflict Minerals that are used to make the Covered Products’ component parts. Therefore, we must rely on our contract manufacturers and suppliers to provide information regarding the origin of the Conflict Minerals in the Covered Products as explained in greater detail below.

Reasonable Country-of-Origin Inquiry and Due Diligence Performed

Control4 has conducted a good faith RCOI regarding the Conflict Minerals that was designed to determine whether any of the Conflict Minerals in the Covered Products originated in the Covered Countries and/or whether any of the Conflict Minerals may be from recycled or scrap sources. In order to conduct this RCOI, Control4 identified the suppliers providing products and components that may contain Conflict Minerals (the “Identified Suppliers”), and requested that each Identified Supplier complete and return the Conflict Minerals Reporting Template (“Template”) created by the Responsible Minerals Initiative (“RMI”), an initiative founded by the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative, which provides a standardized method for companies to collect representations, statements and data from their suppliers related to the presence, use, source and chain of custody of the Conflict Minerals.  As a result of the RCOI, Control4 has reason to believe that a portion of the Conflict Minerals in its Covered Products may have originated in the “Covered Countries” and that these necessary Conflict Minerals may not be from recycled or scrap sources, so Control4 also performed due diligence on the source and chain of custody of the necessary Conflict Minerals. Control4 designed its due diligence process based on the due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, (the “OECD Framework”), taking into account Control4’s distance in the supply chain from the direct procurement of Conflict Minerals.  We describe our due diligence process in greater detail below.

Description of Due Diligence Measures

Control4 integrated OECD’s Five-Step Framework into its due diligence measures as described below.

1.  Establish Strong Company Management Systems

Control4 has a policy regarding Conflict Minerals that outlines its commitment to promote responsible sourcing practices and to promote the use of conflict-free minerals in our supply chain (the “Conflict Minerals Policy”). This policy is available on our website at http://www.control4.com/legal/conflict-minerals-policy. Control4 formed a cross-organizational committee (the “Committee”) to help us comply with our obligations under the Rule.  The Committee includes representatives from our finance, legal, and supply chain teams. The Committee met periodically over the course of 2017 and the first part of 2018 to review Control4’s supply chain with respect to our use of components containing Conflict Minerals in 2017. Members of Control4’s executive team have oversight authority for the work done by the Committee.

Committee members reviewed the Rule, the OECD Framework, and various other supplementary materials provided by third parties, including the Conflict-Free Smelter & Refiners information provided by RMI.  The Committee was responsible for communicating with our suppliers in order to encourage reporting, including completing and returning the Template created by RMI.  In addition, Control4 established an internal electronic database for maintenance of business records relating to Conflict Minerals due diligence, including supplier responses to our inquiries, as well as spreadsheets containing aggregate data and analysis.

If any investor has any concern about Control4’s Conflict Minerals Policy, they may contact Control4’s board of directors in the manner described at http://investor.control4.com/directors.cfm.

2.  Identify and Assess Risk in the Supply Chain

As mentioned above, as the first step in the good faith RCOI and due diligence processes, Control4 identified the suppliers providing products and components that may contain Conflict Minerals (the “Identified Suppliers”), which excluded packaging suppliers and suppliers of other products which do not contain any components that could contain Conflict Minerals. We then sent a letter to each of our Identified Suppliers communicating Control4’s commitment to sourcing responsibly and outlining our expectation that they do the same.

Control4 requested that each Identified Supplier complete and return the Conflict Minerals Reporting Template, which provides a standardized method for companies to collect representations, statements and data from their suppliers related to the presence, use, source and chain of custody of the Conflict Mineral. We requested our Identified Suppliers to use the Template to identify the smelters and refiners in the supply chain, as well as the country and mine of origin, of the Conflict Minerals used in our Covered Products. To help suppliers understand Control4’s expectations, and to facilitate supplier responsiveness to Control4’s inquiry, Control4 provided detailed instructions on completing the Template with specific references to the information that we need to see in the Template.

A total of 111 out of 232 suppliers were classified as Identified Suppliers and were contacted as part of the due diligence process. Out of 111 Identified Suppliers, Control4 has received responses from 87 of the Identified Suppliers. In instances where an Identified Supplier failed to return a completed Template, committee members had follow-up discussions and/or sent repeat requests to insist on completion of the Template. While we have seen some improvement in both the response rate and the quality of our Identified Suppliers’ responses over time, even after providing our suppliers with explanatory materials, instructions and/or follow-up, in a number of instances Control4 received incomplete information regarding the facilities utilized to process necessary Conflict Minerals in supplier parts, as well as insufficient information regarding the mines or sources of origin of those Conflict Minerals. Some Identified Suppliers continued to respond generally on a company-wide basis when a more tailored response would have been more appropriate.

Control4 has not conducted its own supply chain audits, but rather, has relied on the information provided by the Responsible Minerals Assurance Process (“RMAP”) developed by the RMI to help assess the due diligence conducted by the identified smelters and refiners and to assess or verify their conformant status.  The RMAP identifies smelters and refiners that an independent third-party audit has confirmed comply with the RMAP’s assessment protocols to assure sourcing of only conflict-free minerals. In particular, we compared the smelters and refiners used by our Identified Suppliers against the list of smelter and refinery facilities that received a “conformant” designation through the RMAP.

3.  Design and Implement a Strategy to Respond to Risk

Through its Conflict Minerals Policy, contractual provisions in our supplier agreements requiring that our suppliers comply with all applicable conflict mineral laws, and interaction with its Identified Suppliers, Control4 encourages its Identified Suppliers to promote responsible sourcing practices for any Conflict Minerals used in our Covered Products. Control4 determines on a case-by-case basis the appropriate risk mitigation strategy for any supply chain risks identified in the course of its due diligence efforts. Potential outcomes typically include continuing to work with the supplier while risks are addressed, but could also include looking for alternative sources and restricting or terminating our relationship with the supplier. As we assess these relationships, we also take additional factors into consideration including supplier size and capabilities, whether alternatives are reasonable and economically available, transition costs and Control4’s dependence on the Identified Supplier.

4.   Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Control4 does not have any direct relationships with any smelters or refiners in its supply chain, and it did not perform or direct audits of any entity within its supply chain. As an alternative, the Company has relied on publicly available information, including principally information provided by the RMAP, an independent third-party audit program.

5.   Report on Supply Chain Due Diligence

As required under the Rule, Control4 has timely filed our Form SD with the SEC for the 2017 Reporting Period, which contains this Report as an exhibit, and we have posted this Report on our website, see a link to this document on our Conflict Minerals Policy page at https://www.control4.com/legal/conflict-minerals-policy.

Due Diligence Outcome

Based on the information gathered in connection with our due diligence efforts, given that not all smelters identified by our Identified Suppliers were certified as “conformant” by the RMAP and that a number of Identified Supplier responses regarding the sources of raw materials for the Covered Products were determined to be uncertain, or unknown, overbroad, incomplete, or potentially inclusive of Covered Countries, Control4 cannot conclude that Conflict Minerals in Covered Products did not finance or benefit, directly or indirectly, armed groups in the Covered Countries.

The statements above are based on the RCOI process and due diligence performed in good faith by Control4 as described above, but as noted, Control4 is a downstream entity, and does not purchase Conflict Minerals directly from mines, smelters or refiners. Tracing these minerals to their sources is a challenge that requires Control4 to rely on its Identified Suppliers in its efforts to achieve supply chain transparency. A number of factors could introduce errors or otherwise affect this Report. These factors include, but are not limited to, incomplete supplier, product or product content information, gaps in Identified Suppliers’ data, gaps in smelter data, errors or omissions by Identified Suppliers in their reporting, failure to accurately identify all Identified Suppliers and the appropriate persons to contact at each Identified Supplier, errors or omissions by smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict-free smelter audits, Covered Countries sourced materials being declared secondary materials, and smuggling of the Conflict Minerals to countries beyond the Covered Countries.

Identified Smelters and Refiners

While some of Control4’s Identified Suppliers provided information for the particular products they supply to Control4, the majority provided this information on a company-wide basis. When the Identified Suppliers provided product-level information, Control4 has listed in Schedule 1 of this Report the smelters or refiners identified. However, with the exception of our largest supplier, Sanmina Corporation, which Control4 determined should also be included because of the large number of products they supply to Control4, when the Identified Suppliers provided only company-level information, Control4 determined that it did not have sufficient information to reasonably identify the particular smelter or refiner that processed the Conflict Minerals contained in the particular type of component in the Covered Products, and thus did not include the smelters or refiners in Schedule 1. In addition, the smelters and refiners listed on Schedule 1 include only those reported entities that were listed on the RMI Standard Smelter List tab of the Template with a current smelter identification number, because those are the only reported entities that Control4 was able to determine were bona fide smelters or refiners. Based solely on information provided by our Identified Suppliers and the RMAP, of the 301 smelters and refiners identified on Schedule 1, 202 have been certified as “conformant” by the RMAP, and an additional 45 of the remaining smelters and refiners were previously certified as “conformant” but the certifications have subsequently expired, with 38 of these 45 that are currently actively involved in the re-audit process.  Furthermore, 7 additional smelters and refiners are actively under-going audits in the process of becoming certified as “conformant” by the RMAP for the first time.

Identified Countries of Origin of Necessary Conflict Minerals

Where such information was provided, Control4 has listed in Schedule 2 of this Report the countries of origin of the Necessary Conflict Minerals provided to us in the Templates of Identified Suppliers which reported product-level information as well as Sanmina Corporation.

Future Due Diligence and Risk Mitigation

Control4 expects to take the following steps, among others, to continue to improve the due diligence conducted and to further mitigate the risk that the necessary Conflict Minerals in Control4’s products benefit armed groups in the Covered Countries, including:

1. Control4 intends to continue to work with Identified Suppliers that provided incomplete or insufficient information, or were unresponsive to the information request, in an effort to obtain complete and accurate information.  In addition, Control4 will continue to encourage Identified Suppliers that identified any supply that potentially originated in the Covered Countries to work to ensure that all sources are certified as “conflict free.”

2. Control4 intends to reiterate its request that all Identified Suppliers complete the Template by providing product- or component-specific information and provide responses that identify materials down to the smelter and countries of origin of the Conflict Minerals.

3. Control4 intends to engage in continuing education to employees who are involved with material, component and supplier selection.

4. Control4 intends to consider and evaluate opportunities to join industry groups to better obtain and evaluate more complete information from our Identified Suppliers as is commercially reasonable for a company in our situation.

Cautionary Note on Forward-looking Statements

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this Report are forward-looking statements, including without limitation, Control4’s ability to improve its Conflict Minerals due diligence processes and engage more productively with its current suppliers as well as any future suppliers. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual actions or results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this Report represent Control4’s views as of the date this Report was filed with the SEC. Control4 anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of filing of this Report.

Schedule 1

Smelter and Refiner Information

Metal	Standard Smelter Name	Smelter Facility Location: Country
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA
Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	REPUBLIC OF KOREA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	REPUBLIC OF KOREA
Gold	Samwon Metals Corp.	REPUBLIC OF KOREA
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	REPUBLIC OF KOREA
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Tony Goetz NV	BELGIUM
Gold	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	SAAMP	FRANCE
Gold	L’Orfebre S.A.	ANDORRA
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA(1)
Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	SungEel HiMetal Co., Ltd.	REPUBLIC OF KOREA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	REPUBLIC OF KOREA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

(1)This smelter is located in Zambia and is not certified as conformant by the RMAP.  However, based on the country or origin information provided by our Identified Supplier, this smelter doesn’t source Conflict Minerals from the Covered Countries.

Schedule 2

Countries of Origin

Angola(1)	Guyana	Peru
Argentina	Hong Kong	Philippines
Armenia	Hungary	Poland
Australia	India	Portugal
Austria	Indonesia	Republic of Korea
Belarus	Ireland	Russian Federation
Belgium	Israel	Rwanda(1)
Bermuda	Italy	Saudi Arabia
Bolivia	Ivory Coast	Sierra Leone
Brazil	Japan	Singapore
Burundi(1)	Jersey	Slovakia
Cambodia	Kazakhstan	South Africa
Canada	Kenya	South Sudan(1)
Central African Republic(1)	Kyrgyzstan	Spain
Chile	Laos	Suriname
China	Luxembourg	Sweden
Colombia	Madagascar	Switzerland
The Republic of the Congo(1)	Malaysia	Taiwan
Czech Republic	Mali	Tajikistan
Djibouti	Mexico	Tanzania(1)
Democratic Republic of the Congo(1)	Mongolia	Thailand
Ecuador	Morocco	Turkey
Egypt	Mozambique	Uganda(1)
Estonia	Myanmar	United Arab Emirates
Ethiopia	Namibia	United Kingdom
Finland	Netherlands	United States
France	New Zealand	Uzbekistan
Germany	Niger	Viet Nam
Ghana	Nigeria	Zambia(1)
Guinea	Papua New Guinea	Zimbabwe

(1)The smelters and refiners sourcing Conflict Minerals originating from these Covered Countries have not been audited by the RMAP. However, all the smelters and refiners sourcing Conflict Minerals from the Covered Countries stem from one of Control4’s Identified Suppliers. In prior years, this Identified Supplier did not include any country of origin information in their Template. We note that this Identified Supplier is also subject to the Dodd Frank Act and has adopted its own Conflict Minerals Policy in which it commits to take the required steps over time to source from socially responsible suppliers when the choice of supplier is within its control. Control4 is encouraged by the increased level of detail and completeness in their current-year Template and believes this is indicative of this Identified Supplier’s increased commitment to source responsibly and hopes that this represents a positive step in the process of identifying the country of origin of the Conflict Minerals. As Control4 does not have a direct relationship with these smelters or refiners, we will continue to encourage the Identified Supplier to further refine their due diligence and to responsibly source any Conflict Minerals used in Control4’s Covered Products.